Exhibit 10.30

Notice of Grant of Stock Options &

Signature Page to the Option Agreement

SITEL Corporation
ID: 47-0684333
7277 World Communications Drive
Omaha, Nebraska 68122
(402) 963 6810

Option Number:
Plan:
ID:

You have been granted an option pursuant to the SITEL Corporation 1999 Stock Incentive Plan, as amended (the “Plan”).

The terms of the option are evidenced in the attached Option Agreement, to which this Notice of Grant of Stock Options serves as the signature page.  The following terms when used in the Option Agreement have the meanings set forth below:

Optionee:	Jorge A. Celaya
Number of Option Shares:	One Hundred Eighteen Thousand One Hundred Eighty-Two (118,182)
Grant Date:	October 27, 2003
Option Exercise Price:	$1.65
Latest Expiration Date:	October 27, 2013

The date or dates on which the option becomes exercisable is governed by Sections 3 and 4 of the Option Agreement, subject to additional terms and conditions set forth in the Option Agreement and the Plan.  In no event shall the option be exercisable after the Latest Expiration Date.

By your signature and the Company’s signature below, you and the Company agree that the option whose terms are evidenced in the attached Option Agreement has been granted under and is governed by the terms and conditions of the Plan, and that you have received a copy of the Plan and the Option Agreement. You specifically acknowledge the governing laws of Nebraska and the exclusive jurisdiction of the Nebraska courts as set forth in Sections 10 and 11 of the Option Agreement.

October 27, 2003
[authorized signator], SITEL Corporation	Date

October 27, 2003
Jorge A. Celaya	Date

OPTION AGREEMENT

(Non-Qualified Stock Option)

SITEL CORPORATION

1999 STOCK INCENTIVE PLAN

THIS AGREEMENT entered into as of the Grant Date between SITEL Corporation, a Minnesota corporation (the “Company”) and Optionee.  Certain capitalized terms used herein are defined in the attached Notice of Grant of Stock Options, which serves as the signature page to this Option Agreement and is incorporated herein by this reference.  All other capitalized terms used and not otherwise defined herein shall have the meanings given them in the SITEL Corporation 1999 Stock Incentive Plan, as amended (“Plan”).

1.                                       Grant of Option.  The Company hereby grants to Optionee a Non-Qualified Stock Option (the “Option”) to purchase, up to and including in the aggregate, that number of shares of voting common stock of the Company, with a par value of $.001 each (the “Stock”) equal to the Number of Option Shares at the Option Exercise Price, subject in all respects to the terms and provisions of the Plan, which has been adopted by the Company and which is incorporated herein by reference.

2.                                       Option Exercise Price.  The Option Exercise Price represents the Fair Market Value of a share of the Stock on the Grant Date as determined in accordance with the Plan.

3.                                       When Option Is Exercisable.  This Option shall become exercisable in three (3) installments. Each such installment shall permit the purchase of one-third (33-1/3%) of the Number of Option Shares.  The first installment shall become exercisable on the first year anniversary of the Grant Date and succeeding installments shall become exercisable on the second and third year anniversaries, respectively, of the Grant Date.  Once an Option installment becomes exercisable, it shall remain exercisable until expiration, cancellation, or termination of this Option.  This Option may not be exercised after the Latest Expiration Date and may be exercised during its term only in accordance with the other provisions of this Option Agreement and the terms of the Plan.

4.                                       Special Provisions Concerning Exercise or Termination.  If this Option is then in effect, it shall become exercisable earlier than the dates specified in Section 3 or shall terminate earlier than the Latest Expiration Date described in Section 3, as the case may be, upon the events described below:

(a)                                  Change of Control.  If a change of control of the Company occurs, as defined in Section 13(b) of the Plan, prior to the third year anniversary of the Grant Date, as determined by the Committee in its sole discretion, then any remaining installments of this Option which have not yet become exercisable shall become exercisable effective immediately prior to such change of control. Once this Option becomes exercisable pursuant to this Section 4(a), it shall remain exercisable until expiration, cancellation, or termination of this Option.  This Option may be exercised during such period only in accordance with the other provisions of this Option Agreement and the terms of the Plan.

(b)                                 Company’s Termination of Optionee’s Employment Other Than For Cause.  If Optionee’s employment with the Company is terminated by the Company other than for Cause (as defined in Section 4(c)) prior to October 27, 2005, then any remaining installments of this Option which have not yet become exercisable shall become exercisable upon the effective date of such termination other than for Cause.  Once this Option becomes exercisable pursuant to this Section 4(b), it may be exercised by Optionee in whole or in part at any time prior to October 27, 2005 (but in no event later than the Latest Expiration Date), at which time any unexercised portion of this

Option shall terminate.  The termination of Optionee’s employment with Company by reason of Optionee’s death shall not be considered a termination by the Company but rather shall be considered a termination by the Optionee covered by Section 4(d) below.

(c)                                  Termination of Employment For Cause.  If the employment of Optionee with the Company is terminated by the Company for Cause (as defined below), as determined by the Committee in its sole discretion, then this Option shall terminate immediately upon such termination of employment.  For purposes of this Section 4(c) (and only for such purpose), “Cause” shall mean only (i) Optionee’s confession or conviction of theft, fraud, embezzlement, any other crime involving dishonesty, or any felony, (ii) Optionee’s excessive absenteeism (other than by reason of a “Disability”, which for this purpose shall mean any physical or mental disability which, without regard to any required waiting periods, would be covered by the Company’s then current group insurance policy for short term disability on file with SWW human resources) without reasonable cause, (iii) bad faith or dishonest conduct on the part of the Optionee which is materially detrimental to the Company, its subsidiaries or affiliates, (iv) Optionee’s violation in any material respect of any confidentiality obligations to the Company, or any subsidiary or affiliate of the Company, or its clients, vendors or strategic partners, or engaging in activities which are competitive with the business of the Company, its subsidiaries or affiliates, (v) Optionee’s inability to perform his duties and responsibilities as an executive of the Company in any material respect as a result of his use of alcohol or illegal drugs, (vi) Optionee’s habitual failure to perform or negligence in performing in any material respect his duties and responsibilities as an executive of the Company (other than because of a Disability) and Optionee’s failure to cure such failure to perform or negligence within 30 days after Optionee’s receipt of a written notice from the Company’s Chief Executive Officer setting forth in reasonable detail the particulars of such failure to perform or negligence, or (vii) the failure on the part of the Optionee to comply in any material respect with Company policies or a lawful directive of the Company’s Chief Executive Officer (other than because of a Disability) and Optionee’s failure to cure such non-compliance within 10 days after Optionee’s receipt of a written notice from the Chief Executive Officer setting forth in reasonable detail the particulars of such non-compliance.

(d)                                 Termination of Employment Because of Death.  If Optionee dies while employed by the Company, or within three (3) months after the termination of employment of Optionee with the Company other than for cause, then the following provisions shall apply.  Any portion of this Option which has not become exercisable under Section 3 as of the date of such termination of employment shall terminate immediately upon such termination of employment.  Any portion of this Option which has become exercisable under Section 3 as of the date of such termination of employment shall remain exercisable until the one year anniversary of the date of such termination of employment (but in any event no later than the Latest Expiration Date), at which time it shall terminate.  Any such exercise of the Option following Optionee’s death shall be made only by the deceased Optionee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the deceased Optionee’s Will specifically devises such Option, in which case such exercise shall be made only by the beneficiary of such specific devise.  If a deceased Optionee’s personal representative or the beneficiary of a specific devise under such deceased Optionee’s Will is entitled to exercise any Option pursuant to the preceding sentence, then such representative or beneficiary shall be bound by all of the terms and provisions of the Plan and the applicable Option Agreement which would have applied to the deceased Optionee.

(e)                                  Termination of Employment Other Than For Cause or Because of Death.  If Optionee’s employment with the Company terminates for any reason other than death or termination by Company for cause, then the following provisions shall apply.  Any portion of this Option which has not become exercisable under Section 3 or Section 4(a) as of the date of such termination of employment shall terminate immediately upon such termination of employment.  Any portion of this Option which has become exercisable under Section 3 or Section 4(a) as of the date of such termination of employment shall remain exercisable until the three-month anniversary of the date of such termination of employment (but in any event no later than the Latest Expiration Date), at which time it shall terminate.

Optionee shall be deemed to have a “termination of employment” upon his or her ceasing to be employed by any of the Company or a Subsidiary or by a corporation assuming this Option in a transaction to which Section 424(a) of the Code applies.  The Committee (or its delegatee under the Plan) shall have the right to determine whether any leave of absence constitutes a termination of employment for purposes of this Option.  The Committee (or its delegatee under the Plan) shall have the right to determine whether the termination of employment of Optionee is a dismissal for cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the event that constitutes cause for dismissal.  Such determinations of the Committee shall be final, binding, and conclusive.

5.                                       Manner of Exercise.  As to any portion or all of this Option which is then exercisable, this Option shall be exercised by Optionee delivering all of the following to the Company prior to the expiration, cancellation or termination of this Option:  (a) a written notice of exercise duly signed by Optionee, in the form provided by the Company; and (b) a certified or cashier’s check (or other form of payment which is satisfactory to the Company in its sole discretion) representing full payment of the Option Exercise Price for the shares of Stock being purchased.  Optionee acknowledges that before any shares will be delivered to Optionee pursuant to exercise of this Option, provision must be made for the satisfaction of all requirements, if any, for withholding taxes, either by the Optionee paying to the Company the amount of withholding taxes or, if the Company consents, by withholding from the shares issued to Optionee the number of shares having a value equal to the withholding taxes due.

6.                                       Non-Transferability.  This Option may not be transferred in any manner otherwise than by Will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or his or her legal representative.  The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

7.                                       Subject to Plan.  Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof.  Optionee accepts this Option subject to all the terms and provisions of the Plan.   Optionee agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee upon any questions arising under the Plan or this Option Agreement.

8.                                       No Rights as Shareholder.  Optionee shall have no rights as a shareholder in respect of shares of Stock as to which this Option shall not have been duly exercised and all payments and other deliveries therefor made as provided in Section 5 and shall have no rights with respect to such shares of Stock which are not expressly conferred by the Plan.

9.                                       No Right to Continued Retention as Employee.  Nothing in this Option Agreement shall confer or be deemed to confer upon Optionee the right to continue in the employ of the Company or any Subsidiary which employs Optionee or affect the right of the Company or any Subsidiary which employs Optionee to terminate the employment of Optionee with or without cause.

10.                                 Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Nebraska, without reference to the conflict of laws principles of such State.

11.                                 Venue.  With respect to any claim arising out of this Option, Optionee hereby (a) irrevocably submits to the exclusive jurisdiction of the courts of the State of Nebraska and the United States District Court located in the City of Omaha, Nebraska; (b) irrevocably waives any objection which Optionee may have at any time to the venue of any suit, action or proceeding arising out of or relating to this Option

Agreement brought in any such court and irrevocably waives any claim that such suit, action or proceeding is brought in an inconvenient forum; and (c) irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over Optionee.

12.                                 Waiver.  Nothing in the Plan or in the Optionee’s contract of employment shall be construed as giving Optionee a right to be designated for participation in the Plan or to receive, or be considered for, an option under the Plan.  Options granted pursuant to the Plan and this Agreement are voluntarily granted by the Company, and Optionee has no legal claim to continued grants of such options.  The Company may amend or terminate the Plan at any time.  Neither an option nor the shares to which it relates shall be pensionable for any purpose.  The rights and obligations of Optionee under the terms or conditions of his or her office or employment shall not be affected by Optionee’s participation in the Plan or any right Optionee may have to participate in the Plan.  An Optionee who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of Optionee’s office or employment with SITEL or any Subsidiary whether lawfully or in breach of contract insofar as those rights arise, or may arise, from Optionee ceasing to have rights under, or be entitled to exercise this Option or any other option under, the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlement.  If necessary, Optionee’s terms of employment shall be varied accordingly.

13.                                 Severability.  If a provision of this Option is or becomes invalid in whole or in part or if there is an omission in this Option, the validity of the remaining provisions shall not be affected.  In place of the invalid provision and to fill in an omission an appropriate provision shall be effective which, to the extent legally possible, most closely reflects the intention of the contractual parties if they had considered this point.  If a provision is invalid due to a measurement of duty of time (deadline or date), it shall be replaced with a provision containing the nearest measurement allowed by law.

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